Exhibit 10.6

FIRST AMENDEMENT TO THE FRANKLIN BANK CORP.
INCENTIVE STOCK OPTION AGREEMENT
(2004 Long-Term Incentive Plan)

W I T N E S S E T H:

     WHEREAS, Franklin Bank Corp. (the “Company”) presently maintains the Franklin Bank Corp. 2004 Long-Term Incentive Plan (the “Plan”; capitalized terms used but not defined herein have the meanings set forth in the Plan); and

     WHEREAS, the Company and                  (“Participant”) have entered into an Incentive Stock Option Agreement (the “Agreement”) pursuant to the Plan; and

     WHEREAS, pursuant to Section 13 of the Plan, the Committee may amend the terms of the Agreement without the consent of Participant, provided such amendment does not impair the rights of Participant; and

     WHEREAS, in order to extend the period during which Participant may exercise the Stock Option after Termination of Employment under certain circumstances, the Company desires to make certain changes to the Participant’s Agreement;

     NOW, THEREFORE, in order to make certain revisions desired by the Company, the Agreement is hereby amended in the following manner:

     1.    Section 5 of the Agreement is deleted in its entirety and the following is inserted in its place:

     “5.    Termination by Death. If the Participant incurs a Termination of Employment by reason of death, the Stock Option shall become fully exercisable and vested and may thereafter be exercised for (i) a period of one year from the date of such death or (ii) the expiration of the Option Term, whichever period is shorter. In the event of Termination of Employment by reason of death, if the Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.”

     2.    Section 6 of the Agreement is deleted in its entirety and the following is inserted in its place:

     “6.    Termination by Reason of Disability. If the Participant incurs a Termination of Employment by reason of Disability, the Stock Option shall become fully exercisable and vested and may thereafter be exercised by the Participant (or the appointed fiduciary of such Participant) until the expiration of the Option Term. If the Participant dies within such period, the Stock Option shall continue to be exercisable until the expiration of the Option Term. In the event of Termination of Employment by reason of Disability, if the Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.”

     3.    Section 7 of the Agreement is deleted in its entirety and the following is inserted in its place:

     “7.    Termination by Reason of Retirement. If the Participant incurs a Termination of Employment by reason of Retirement, the Stock Option shall become fully exercisable and vested and may thereafter be exercised by the Participant until the expiration of the Option Term. If the Participant dies within such period, any unexercised portion of the Stock Option shall continue to be exercisable until the expiration of the Option Term. In the event of Termination of Employment by reason of Retirement, if the Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code (a three-month period as of the date of this Agreement), such Stock Option will thereafter be treated as a NonQualified Stock Option.

     For purposes of this Option Agreement, “normal retirement” shall mean retirement from active employment with the Company at or after the age of 65 or such other age as may be established by the Committee.”

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     IN WITNESS WHEREOF, the undersigned officer of the Company has executed this First Amendment to the Franklin Bank Corp. Incentive Stock Option Agreement on this         day of                 , 2005.

FRANKLIN BANK CORP.
By:
	Name:	Anthony J. Nocella
	Title:	President and Chief Executive Officer